EXHIBIT 10.1


                      PREFERRED STOCK INVESTMENT AGREEMENT

      PREFERRED STOCK INVESTMENT AGREEMENT ("AGREEMENT") dated as of December 17, 1999 between Secure Computing Corporation, a Delaware corporation (the "COMPANY"), and Westgate International, L.P.(the "INVESTOR").



                              W I T N E S S E T H:

            WHEREAS, the Company desires to sell and issue to the Investor, and the Investor wishes to purchase from the Company, an aggregate of 5,000 shares of the Company's Series D Preferred Stock, liquidation preference $1,000 per share (all of such shares being the"PREFERRED SHARES"), having the rights, designations and preferences set forth in the Certificate of Designations (the "CERTIFICATE") in the form of Exhibit 1.1A attached hereto, on the terms and conditions set forth herein; and

            WHEREAS, the Preferred Shares will be convertible into shares ("COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), pursuant to the terms of the Certificate, and the Investor will have registration rights with respect to such Common Shares, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investor substantially in the form of Exhibit 5.2(f) hereto ("REGISTRATION RIGHTS AGREEMENT");

            NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                      PURCHASE AND SALE OF PREFERRED SHARES

      Section 1.1 Issuance of Preferred Shares. Upon the following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the number of Preferred Shares indicated next to the Investor's name on Schedule I attached hereto.

            (a) PURCHASE PRICE. The purchase price for the Preferred Shares to be acquired by the Investor (the "PURCHASE PRICE") shall be the Purchase Price set forth next to the Investor's name on Schedule I.


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                                  EXHIBIT 10.1

            (b) THE CLOSING.

                (i) Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the closing of the purchase and sale of the Preferred Shares (the "CLOSING") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), on or about December 17, 1999 or earlier if the Investor so determine, or such other date as the Investor and the Company may agree upon (the "CLOSING DATE").

                (ii) On the Closing Date, the Company shall deliver to the Investor stock certificates (with the number of and denomination of such certificates requested by the Investor) representing the Preferred Shares purchased hereunder by the Investor at the Closing registered in the name of the Investor or its nominee. The delivery of payment by wire transfer to an account designated by the Company by the Investor of the Purchase Price applicable to it as set forth in Section 1.1 and Schedule I shall constitute a payment delivered to the Company in satisfaction of the Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

      Section 1.2 Additional Financing.

            (a) At the option of the Investor, the Investor may purchase up to an additional 2,500 Preferred Shares (the "ADDITIONAL PREFERRED SHARES") for a purchase price equal to the aggregate Liquidation Preference (as defined in the Certificate) of the shares purchased.

            (b) This option may be exercised in whole or in part, from time to time commencing with the Closing Date until the Mandatory Conversion Date of the Preferred Shares acquired on the Closing Date. Upon delivery of a notice by the Investor exercising its option hereunder, the Company shall be obligated to sell and deliver to the Investor, and the Investor shall be obligated to purchase, the Additional Preferred Shares specified in the option exercise notice. Closing of such purchase and sale ("OPTION CLOSING") shall take place at the office of KKWC within 3 business days of the delivery of the option exercise notice. At the Closing, the Company shall deliver certificates evidencing the Additional Preferred Shares being purchased against the payment of the purchase price therefor.


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                                  EXHIBIT 10.1

            (c) For the avoidance of doubt:

                (i) The Mandatory Conversion Date of the Additional Preferred Shares shall be four (4) months after the Common Shares into which they are convertible become registered pursuant to the Registration Rights Agreement.

                (ii) The Fixed Price of the Additional Preferred Shares shall be determined as if the Additional Preferred Shares had been issued on the Closing Date, (i.e., shall be subject to all of the adjustments to the Fixed Price applicable between the Closing Date to the date of issuance of the Additional Preferred Shares).

                (iii) The Registration Rights Agreement shall apply to the Common Shares underlying the Additional Preferred Shares, MUTATIS MUTANDIS, with the time periods for filing and effectiveness of the registration statement covering such Common Shares running from the date of the Option Closing.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor as of the date hereof, on the Closing Date and on the date of any Option Closing:

            (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto ("SUBSIDIARIES"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect


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


                                  EXHIBIT 10.1

on the transactions contemplated under this Agreement, the Certificate and the Registration Rights Agreement, or any other agreement or document contemplated hereby or thereby.

            (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Certificate and the Registration Rights Agreement ("TRANSACTION DOCUMENTS") and to issue the Preferred Shares and Additional Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and Additional Preferred Shares and the resolutions contained in the Certificate, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement, the Certificate and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except
(A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Preferred Shares and Additional Preferred Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, the Preferred Shares and Additional Preferred Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

            (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 22,522,758 shares are issued and outstanding, 8,444,131 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 1,841,744 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 2,000,000 shares of preferred stock, of which as of the date hereof, (A) 16,000 shares were designated as Series C Preferred Stock and no shares of Series C Preferred Stock were issued and outstanding and (B) 7,500 shares were designated as Series D Preferred Stock, none of such shares were issued, and all of such were reserved for issuance hereunder. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as contemplated by the Common Stock Investment Agreement (defined below) or as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other


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                                  EXHIBIT 10.1

similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT") (except the Registration Rights Agreement and that certain registration rights agreements entered into with Manchester Securities Corp. ("MANCHESTER") pursuant to the Common Stock Investment Agreement with Manchester dated as of October 4, 1999 ("COMMON STOCK INVESTMENT AGREEMENT")), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

            (d) ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement and the Certificate, the Preferred Shares, Additional Preferred Shares and Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

            (e) NO CONFLICTS. Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii)


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


                                  EXHIBIT 10.1

result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market ("PRINCIPAL MARKET") or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 2.1(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (z) only), would be material to the Company or interfere with the performance of its obligations under the Transaction Documents. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 2.1(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

            (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the

                                  EXHIBIT 10.1

published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.2(b) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof.

            (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 2.1(g) or the SEC Documents filed at least five (5) days prior to the date hereof, since December 31, 1998 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

            (h) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such,
(i) except as set forth in Schedule 2.1(h) and (ii) except which individually and in the aggregate, respectively, would be reasonably likely to result in liability to the Company in excess of $50,000 and $100,000, respectively.

            (i) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar

                                  EXHIBIT 10.1

capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Preferred Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            (j) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            (k) NO INSIDE INFORMATION. The Company has not provided and, the Company shall not provide, any Investor with any non-public information.

            (l) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Preferred Shares to the Investor to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

            (m) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

            (n) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule

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                                  EXHIBIT 10.1

2.1(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.1(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            (o) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS", (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

            (p) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(p) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (q) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the

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                                  EXHIBIT 10.1

businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole.

            (r) REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (s) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (t) FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

            (u) TAX STATUS. Except as set forth on Schedule 2.1(u), the Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and

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                                  EXHIBIT 10.1

declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

            (v) CERTAIN TRANSACTIONS. Except as set forth on Schedule 2.1(v) and in the SEC Documents filed on EDGAR at least five (5) Trading Days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 2.1(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (w) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Shares issuable upon conversion of Preferred Shares and Additional Preferred Shares purchased pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation (x) to issue Additional Preferred Shares on exercise of the option contained in Section 1.2 hereof, and (y) to issue Conversion Shares upon conversion of Preferred Shares and Additional Preferred Shares purchased pursuant to this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

            (x) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable Section 203 of the Delaware General Corporation Law, or any other similar anti-takeover provision contained in the Company's Certificate of Incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Shares and the Investor's ownership of the Shares.

            (y) RIGHTS PLAN. Except for the Amended and Restated Share Rights Agreement dated July 24, 1997, as amended through the date of this Agreement, neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such

                                  EXHIBIT 10.1

plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

            (z) MARKET CAPITALIZATION. As of the date hereof, the aggregate market value of the voting common equity of the Company held by non-affiliates of the Company is greater than $100 million and on the date of the filing of the Registration Statement, such aggregate market value shall be greater than $100 million as of a date within 60 days prior to such filing.

            (aa) OBLIGATIONS ABSOLUTE. Each of the Company and the Investor agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, each party's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

            (bb) ISSUANCE OF COMMON SHARES. The Common Shares are duly authorized and reserved for issuance and, upon conversion of Preferred Shares or Additional Preferred Shares in accordance with the Certificate (including receipt by the Company of the Preferred Shares or Additional Preferred Shares being converted or a lost stock affidavit), such Common Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange or the American Stock Exchange, or the Nasdaq small cap market (collectively with the Principal Market, the "APPROVED MARKETS"), and the holders of such Common Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

            (cc) FORM S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) is permitted to be used for the transactions contemplated hereby under the 1933 Act and rules promulgated thereunder.

      Section 2.2 Representations and Warranties of the Investor. The Investor, hereby makes the following representations and warranties to the Company as of the date hereof, on the Closing Date and on the date of any Option Closing:

            (a) ACCREDITED INVESTOR STATUS; SOPHISTICATED INVESTOR. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge and experience in financial and business

                                  EXHIBIT 10.1

matters that it is capable of evaluating the merits and risks of investment in the Preferred Shares, Additional Preferred Shares and Common Shares.

            (b) INFORMATION. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Preferred Shares, the Additional Preferred Shares and Common Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor has not received any material, non-public information concerning the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 2.1 above. The Investor understands that its investment in the Preferred Shares, Additional Preferred Shares and Common Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Shares, Additional Preferred Shares and Common Shares.

            (c) NO GOVERNMENTAL REVIEW. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares, Additional Preferred Shares and Common Shares or the fairness or suitability of the investment in the Preferred Shares, Additional Preferred Shares and Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares, Additional Preferred Shares and Common Shares.

            (d) LEGENDS. The Company shall issue certificates for the Preferred Shares, Additional Preferred Shares and Common Shares to the Investor without any legend except as described in Article VI below. The Investor covenants that, in connection with any transfer of Common Shares by the Investor pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Investor.

            (e) AUTHORIZATION; ENFORCEMENT. This Agreement, and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this

                                  EXHIBIT 10.1

Agreement, the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

            (f) RESIDENCY. The Investor is a resident of the jurisdiction indicated on Schedule 1.

            (g) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Investor.

            (h) INVESTMENT REPRESENTATION. The Investor is purchasing the Preferred Shares (and if applicable, Additional Preferred Shares) for its own account and not with a view to distribution in violation of any securities laws. The Investor has been advised and understands that neither the Preferred Shares, Additional Preferred Shares nor the shares of Common Stock issuable upon conversion thereof have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Investor has been advised and understands that the Company in issuing the Preferred Shares and Additional Preferred Shares is relying upon, among other things, the representations and warranties of the Investor contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

            (i) RULE 144. The Investor understands that there is no public trading market for the Preferred Shares and Additional Preferred Shares that none is expected to develop, and that the Preferred Shares and Additional Preferred Shares must be held indefinitely unless and until such Preferred Shares, Additional Preferred Shares or Common Shares received upon conversion thereof are registered under the 1933 Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

            (j) BROKERS. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby.

            (k) RELIANCE BY THE COMPANY. The Investor understands that the Preferred Shares and Additional Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth

                                  EXHIBIT 10.1

herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Preferred Shares and Additional Preferred Shares.


                                  ARTICLE III

                                    COVENANTS

      Section 3.1 Registration and Listing; Effective Registration. Until such time as no Preferred Shares or Additional Preferred Shares are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares or Additional Preferred Shares are outstanding, the Company shall continue the listing or trading of the Common Stock on the Principal or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares to be listed on the Principal or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Act, and shall continue such listing(s) on one of the Approved Markets, for so long as any Preferred Shares or Additional Preferred Shares are outstanding.

      Section 3.2 Certificates on Conversion. Upon any conversion by the Investor (or then holder of Preferred Shares or Additional Preferred Shares) of the Preferred Shares or Additional Preferred Shares pursuant to the Certificate, the Company shall issue and deliver to the Investor (or holder) within three (3) trading days of the conversion date a new certificate or certificates for the number of Preferred Shares or Additional Preferred Shares which the Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the denominations of such new certificate(s) designated by the Investor or holder).

      Section 3.3 Replacement Certificates. The certificate(s) representing the Preferred Shares or Additional Preferred Shares held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares or Additional Preferred Shares, as requested by the Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                                  EXHIBIT 10.1

      Section 3.4 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Certificate and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares or Additional Preferred Shares hereunder and the Common Shares issuable upon conversion thereof.

      Section 3.5 Notices. The Company agrees to provide all holders of Preferred Shares or Additional Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

      Section 3.6 Use of Proceeds. The Company agrees that the net proceeds received by the Company from the sale of the Preferred Shares and Additional Preferred Shares hereunder shall be used for legally permitted corporate purposes.

      Section 3.7 Reservation of Additional Preferred Shares; Stock Issuable Upon Conversion.

            (a) The Company shall reserve all authorized but unissued Series D Preferred Stock for issuance to the Investor pursuant to the terms of this Agreement.

            (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and Additional Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Shares and Additional Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then Preferred Shares (whether then outstanding or issuable pursuant to Section 1.2 above), the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares and Additional Preferred Shares, such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the number of Common Shares issuable upon conversion of all Preferred Shares and Additional Preferred Shares (computed as if all Additional Preferred Shares were then issued). If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion, up to the Maximum Common Stock Issuance (as defined in Section 3.16 below), of all the then outstanding Preferred

                                  EXHIBIT 10.1

Shares, the Investor shall be entitled to, INTER ALIA, the redemption rights provided in the Registration Rights Agreement.

      Section 3.8 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

      Section 3.9 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Preferred Shares and Common Shares, as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Preferred Shares and Common Shares for sale to the Investor under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

      Section 3.10 Materiality. The Company, after consultation with its outside counsel, has determined that: (i) the execution, delivery and performance of the Transaction documents (including, without limitation, the purchase of any Additional Preferred Shares by the Investor) (the "Transaction Information") do not constitute "material information" for purposes of the 1933 Act, the 1934 Act or the rules of any self regulatory organization or market on which the Common Stock is traded; and (ii) the Company is not required pursuant to applicable law, or the rules of any self-regulatory organization or market on which the Common Stock is traded, to issue any press release or make any other public disclosure (other than in periodic reports required by the 1934 Act) disclosing any of the Transaction Information. Insofar as the Company has concluded that the Transaction Information is not material, the Company acknowledges that any trading by the Investor in the Company's securities, while in possession of the Transaction Information will not, by virtue of such possession: (1) violate any duty of the Investor to the Company; or (2) constitute misappropriation of information from the Company.

      Section 3.11 Shareholder Rights Plan. None of the acquisitions of Preferred Shares, Additional Preferred Shares or Common Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Preferred shares will in any event under any circumstances trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

      Section 3.12 Future Issuances of Preferred Shares. For so long as any outstanding Preferred Shares are held by the Investor or Additional Preferred Shares are issueable to

                                  EXHIBIT 10.1

the Investor upon exercise of the option under Section 1.2 above, the Company shall not, without the prior written consent of the Investor, issue any Preferred Shares or Additional Preferred Shares to any persons other than the Investor.

      Section 3.13 Financial Information. The Company agrees to send the following to the Investor for so long as any Preferred Shares or Additional Preferred Shares are outstanding: (i) on the same day as the release thereof, facsimile or e-mail copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

      Section 3.14 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

      Section 3.15 Restrictions On Short Sales. So long as the Investor owns Preferred Shares or Additional Preferred Shares, the Investor will not sell short the Company's Common Stock if as a result of such sale the Investor's net short position in the Company's Common Stock would exceed the Investor's good faith estimate of the amount of Common Shares that the Investor then has the right to acquire pursuant to conversion of any Preferred Shares owned by the Investor or Additional Preferred Shares owned or issuable to the Investor upon exercise of the option contained in Section 1.2 above (or would have such right to acquire but for the limitations contained in Section 5(j) in the Certificate) or pursuant to the exercise of the warrants issued pursuant to the Common Stock Investment Agreement held by the Investor or any affiliate of the Investor.

      Section 3.16 Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of Common Shares issuable by the Company and acquirable by the Investor hereunder pursuant to conversion of the Preferred Shares and Additional Preferred Shares shall not exceed 4,504,551 shares of Common Stock outstanding as of the date hereof, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. Without limiting the generality of the foregoing, such shareholders' approval must duly authorize the issuance by the Company of shares of Common Stock totaling 4,504,551 or more of the shares of Common Stock outstanding on the date hereof. The parties understand and agree that the

                                  EXHIBIT 10.1

Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Preferred Shares or Additional Preferred Shares hereunder, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section.


                                   ARTICLE IV

                          TRANSFER AGENT INSTRUCTIONS

            The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Common Shares in such amounts as specified from time to time by the Investor to the Company upon delivery of a conversion notice (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction relating to the Common Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed. Nothing in this Article IV shall affect in any way the Investor's obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares. The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.


                                   ARTICLE V

                             CONDITIONS TO CLOSINGS

      Section 5.1 Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares. The obligation hereunder of the Company to issue and/or sell the

                                  EXHIBIT 10.1

Preferred Shares to the Investor at the Closing and to issue and/or sell the Additional Preferred Shares at an Option Closing is subject to the satisfaction, at or before the Closing, or Option Closing, as the case may be, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor will be true and correct in all material respects as of the date when made and as of the Closing Date, or date of the Option Closing, as the case may be, as though made at that time.

            (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing, or Option Closing, as the case may be, including payment of the purchase price set forth on Schedule I hereto in the case of the Closing, and payment of the applicable consideration, in the case of an Option Closing.

            (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Certificate.

            (d) CERTIFICATE. The Investor shall have delivered a certificate to the Company certifying that the representations and warranties of the Investor contained in Section 2.2 are true and correct in all material respects as of the Closing Date in the case of the Closing, and as of the date of the Option Closing, in the case of an Option Closing.

      Section 5.2 Conditions Precedent to the Obligation of the Investor to Purchase the Preferred Shares. The obligation hereunder of the Investor to acquire and pay for the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Investor's benefit and may be waived by the Investor at any time in its sole discretion.

            (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

            (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of certificates representing the Preferred Shares issued to Investor.

                                  EXHIBIT 10.1

            (c) NASDAQ TRADING. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on the Principal Market or another Approved Market.

            (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Certificate. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

            (e) OPINION OF COUNSEL. At the Closing, the Investor shall have received an opinion of counsel to the Company in the form attached hereto as
Exhibit 5.2(e) and such other opinions, certificates and documents as the Investor or their counsel shall reasonably require incident to the Closing.

            (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 5.2(f) attached hereto.

            (g) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investor a certificate in form and substance satisfactory to the Investor and the Investor's Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

            (h) CERTIFICATE. The Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware and a stamped copy thereof shall have been provided to the Investor's Counsel.

            (i) MISCELLANEOUS. The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement or the Investor or its counsel may reasonable request.

      Section 5.3 Closing Deliveries.

            (a) On the Closing Date, the Company shall deliver to the Investor:

                (i) Certificates representing the Preferred Shares issued to Investors;

                                  EXHIBIT 10.1

                (ii) A stamped copy of the filed Certificate;

                (iii) The certificate referred to in Section 5.2(g) above;

                (iv) The executed Registration Rights Agreement;

                (v) The opinion of counsel referred to in Section 5.2(e) above.

            (b) On the Closing Date, the Investor shall deliver to the Company:

                (i) The Purchase Price set forth on Schedule I hereto;

                (ii) The executed Registration Rights Agreement; and

                (iii) The certificate referred to in Section 5.1(d) above.

      Section 5.4 Conditions Precedent to the Obligation of the Investor to Purchase the Additional Preferred Shares. The obligation of the Investor to acquire and pay for the Additional Preferred Shares at an Option Closing is subject to the satisfaction, at or before each Option Closing, of each of the applicable conditions set forth below. The conditions are for the Investor's benefit and may be waived by the Investor at any tine in its sole discretion.

            (a) CONDITIONS IN SECTION 5.2. The Company shall have complied with the conditions set forth in Section 5.2(a), (b), (c), (d), (e), (g) and (i) with respect to the Option Closing, the date of such Option Closing and the closing conditions for the Option Closing.

            (b) COMPLIANCE WITH TRANSACTION DOCUMENTS. The Company shall be in compliance with all of its obligations under the Transaction Documents.

      Section 5.5 Closing Deliveries at Option Closing.

            (a) On the date of each Option Closing, the Company shall deliver to the Investor:

                (i) certificates representing the Additional Preferred Shares issued to the Investor;

                (ii) the certificate referred to in Section 5.2 (g) above (as modified by 5,4(a));

                                  EXHIBIT 10.1

                (iii) the opinion of counsel referred to in Section 5.2(e) above (as modified by Section 5.4(a)).

            (b) On the date of each Option Closing, the Investor shall deliver to the Company:

                (i) The purchase price for the Additional Preferred Shares (determined by multiplying the number of Additional Preferred Shares purchased by the Liquidation Preference (as deferred in the Certificate) per share; and

                (ii) the certificate referred to in Section 5.1(d) above.


                                   ARTICLE VI

                                LEGEND AND STOCK

                Upon payment therefor as provided in this Agreement, the Company will issue one or more certificates representing the Preferred Shares and Additional Preferred Shares in the name the Investor or its designees and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) Closing or Option Closing. Each certificate representing the Preferred Shares or Additional Preferred Shares and any Common Shares issued upon conversion thereof, prior to such Common Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                The Company agrees to reissue Preferred Shares or Additional Preferred Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares or Additional Preferred Shares and/or Common Shares issuable upon conversion thereof pursuant to Rule 144 under the Act, or (ii) such Preferred Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

                                  EXHIBIT 10.1

                Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Preferred Shares or Additional Preferred Shares shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Shares and the Company shall issue new certificates without such legend if (i) the holder thereof is permitted to dispose of such Common Shares pursuant to Rule 144 under the 1933 Act, (ii) such Common Shares are registered for resale under the 1933 Act, or
(iii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Investor agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investor by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

                Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.


                                  ARTICLE VII

                                   TERMINATION

      Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

      Section 7.2 Other Termination. This Agreement may be terminated by action of the Board of Directors of the Company or by the Investor at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  EXHIBIT 10.1

                                  ARTICLE VIII

                                 INDEMNIFICATION

      In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Preferred Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Shares or (iii) the status of the Investor or holder of the Preferred Shares or Additional Preferred Shares as the Investor in the Company and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Article VIII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                  EXHIBIT 10.1

                                   ARTICLE IX

                          GOVERNING LAW, MISCELLANEOUS.

      Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

      Section 9.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                                  EXHIBIT 10.1

      Section 9.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      Section 9.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      Section 9.5 Entire Agreement; Amendments; Waivers.

            (a) This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            (b) The Investor may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investor may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investor in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Investor's obligations to the Company under the Transaction Documents.

      Section 9.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

                    Secure Computing Corporation
                    601 Campus Drive South, Suite 7
                    New Brighton, MN 55112
                    Telephone: (651) 628-6221
                    Facsimile: (651) 628-2714
                    Attention: Ms. Mary Budge and

                                  EXHIBIT 10.1

                    Secure Computing Corporation
                    One Almaden Boulevard, Suite 400
                    San Jose, California 95113
                    Telephone: (408) 918-6180
                    Facsimile: (408) 918-6205
                    Attention: Mr. Michael Anderegg

      With a copy to:

                    Heller Ehrman White & McAuliffe
                    2500 Sand Hill Road, Suite 100
                    Menlo Park, California 94025
                    Telephone: (650) 234-4200
                    Facsimile: (650) 234-4299
                    Attention: Kyle Guse

      If to the Transfer Agent:

                    NorWest Shareowner Services
                    161 North Concord Exchange Street
                    South St. Paul, MN 55075
                    Telephone: (651) 450-4187
                    Facsimile: (651) 450-4078
                    Attention: Transfer Agent

      If to the Investor:

                    Westgate International, L.P.
                    c/o Stonington Management Corporation
                    712 Fifth Avenue
                    New York, New York 10019
                    Telephone: 212-506-2999
                    Facsimile: 212-974-2093 and (212) 586-9467
                    Attention: Mark Brodsky and Brett Cohen

      With a copy to:

                    Kleinberg, Kaplan, Wolff & Cohen, P.C.
                    551 Fifth Avenue, 18th Floor
                    New York, New York 10176
                    Telephone: 212-986-6000
                    Facsimile: 212-986-8866
                    Attention: Stephen M. Schultz and Christopher P. Davis

      Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of

                                  EXHIBIT 10.1

receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

      Section 9.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may assign some or all of its rights hereunder to an affiliate or associate of the Investor or an entity or fund which has the same principal investment adviser as the Investor, without the consent of the Company, and to others, with the written consent of the Company (in each case, a "PERMITTED ASSIGNEE"); provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Preferred Shares, Additional Preferred Shares or Common Shares in connection with a bona fide margin account.

      Section 9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 9.9 Survival. The representations, warranties and agreements of the Company and the Investor contained in the Agreement shall survive each of the Closing and Option Closings.

      Section 9.10 Publicity. The Company and the Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

      Section 9.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may

                                  EXHIBIT 10.1

reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 9.12 Placement Agent. The Investor and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Shares other than Rochon Capital, whose fees will be paid exclusively by the Company. The Company and the Investor shall each be responsible for the payment of any fees or commissions of placement agents or brokers engaged, directly or indirectly, by the Company or the Investor, respectively, in connection with the purchase of the Shares by the Investor. The Company and the Investor shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

      Section 9.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      Section 9.14 Remedies. The Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

      Section 9.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      Section 9.16 Days. Unless the context refers to "business days" or "Trading Days", all references herein to "days" shall mean calendar days.

                                  EXHIBIT 10.1

      Section 9.17 Recission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not fully perform its related obligations within the periods therein provided, then the Investor in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

                                    * * * * *

                            [SIGNATURE PAGE FOLLOWS]

                                  EXHIBIT 10.1

      IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.



COMPANY:                                  INVESTOR:

SECURE COMPUTING CORPORATION              WESTGATE INTERNATIONAL, L.P.

                                          By: Martley International, Inc.
                                              Attorney-in-Fact


By: /s/ John McNulty                      By: /s/ Elliot Greenberg
    ----------------------------------        ----------------------------------
    Name:  John McNulty                       Name:  Elliot Greenberg
    Title: Chief Executive Officer            Title: Vice President

                                  EXHIBIT 10.1


LIST OF SCHEDULES
-----------------

Schedule 2.1(a)                    Organization and Qualification
Schedule 2.1(c)                    Capitalization
Schedule 2.1(e)                    No Conflicts
Schedule 2.1(g)                    Absence of Certain Changes
Schedule 2.1(h)                    Absence of Litigation
Schedule 2.1(n)                    Intellectual Property Rights
Schedule 2.1(p)                    Title
Schedule 2.1(u)                    Tax Status
Schedule 2.1(v)                    Certain Transactions

LIST OF EXHIBITS
----------------

EXHIBIT A                          Registration Rights Agreement
EXHIBIT B                          Officers' Certificate
EXHIBIT C                          Opinion of Counsel

                                  EXHIBIT 10.1

                                   SCHEDULE I


                                                        NUMBER OF      PURCHASE
         INVESTOR                   RESIDENCE        PREFERRED SHARES    PRICE
         --------                   ---------        ----------------    -----

Westgate International, L.P.  Cayman Islands, B.W.I.      5,000       $5,000,000